EXHIBIT 3

                                    AGREEMENT

      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of TCI Solutions, Inc., a Delaware corporation ("TCI"), or any subsequent acquisitions or dispositions of equity securities of TCI by the undersigned.


April 7, 2005                        RETALIX LTD.

                                     By: /s/ Danny Moshaioff
                                         Name:  Danny Moshaioff
                                         Title: Executive Vice President and
                                                Chief Financial Officer



                                     RETALIX HOLDINGS INC.

                                     By: /s/ Moshe Geller
                                         Name:  Moshe Geller
                                         Title: Chief Financial Officer